EXHIBIT 10.1

REVOLVING NOTE SECURED BY DEED OF TRUST
$18,000,000.00	July 2, 2001

FOR VALUE RECEIVED, Lithia Real Estate, Inc., an Oregon corporation ("Borrower"), PROMISES TO PAY to the order of Toyota Motor Credit Corporation ("TMCC"), at 19001 S. Western Avenue, P.O. Box 2958, Torrance, California 90509-2958, the principal sum of Eighteen Million Dollars ($18,000,000.00), or such lesser amount outstanding from time to time under the Loan Agreement (hereafter defined), together with interest on the unpaid principal balance from time to time outstanding at the fluctuating monthly per annum rate of two (2.00%) percentage points above the three (3) month London Interbank Offered Rate ("LIBOR"), as published by the Wall Street Journal in its "Money Rates" section, in effect on the date loan proceeds are first disbursed (the "Disbursement Date"). The LIBOR Rate shall be calculated on the basis of actual days elapsed over a three hundred and sixty (360) day year. Interest shall be payable in arrears and the LIBOR Rate shall be adjusted, as necessary, on the first calendar day of each month, based on the LIBOR Rate in effect as of the last calendar day of the preceding month. Should the method of establishing the LIBOR Rate, or the publication of the London Interbank Offered Rates for three (3) month deposits in the Wall Street Journal cease or be abolished, then the LIBOR Rate shall be based on a comparable index selected by TMCC.

1. The loan evidenced by this Note shall be governed by that certain Revolving Loan and Security Agreement (the "Loan Agreement") of even date herewith between Borrower and TMCC. Reference to the Loan Agreement is made for a description of the terms upon which the Loan evidenced by this Note is made and this Note is issued. In the event of any inconsistency or conflict between the terms of this Note and the terms of the Loan Agreement, the terms of this Note shall control. Capitalized terms used in this Note which are not defined herein have the meanings set forth in the Loan Agreement. This Note is subject to acceleration upon the terms provided herein and in the Loan Agreement.

2. Monthly payments of interest only shall be due and payable on the first day of each month commencing on the first day of the first month following the Disbursement Date and shall continue for sixty (60) months at which time all unpaid principal and accrued unpaid interest shall be due and payable in full (the "Maturity Date"). In the event the Disbursement Date is between the sixteenth (16th) and the thirty-first (31st) day of the month, the monthly payments of interest shall commence on the first day of the second month following the Disbursement Date.

3. Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Each payment made shall be credited first to interest then due, and the remainder to principal.

4. Time is of the essence of this Note. Should Borrowers fail to make any payment within ten (10) days of it being due, Borrowers agree to pay a late charge of two percent (2%) of the late payment, but only once for each such late payment. Borrowers acknowledge that TMCC will incur additional expenses in handling the delinquent payment, the exact amount of which is difficult to ascertain, but that said late charge is a reasonable estimate of TMCC's expenses so incurred.

5. Should default be made in all or part of any payment which remains uncured more than ten (10) days from its due date under this Note, or should default be made under any of the agreements contained in the Loan Agreement or in any Deed of Trust (as such term is defined below) or any other agreement securing this Note or executed in connection herewith (after any applicable cure period provided therein), and not cured within the applicable cure or grace period provided in such agreement or instrument, the whole unpaid principal balance hereof and interest accrued thereon, together with any and all other amounts payable hereunder or thereunder, shall become immediately due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

6. This Note is secured by all mortgages, deeds of trust, security agreements,

collateral assignments, and other liens and security now or at any time hereafter executed or granted by Borrowers to TMCC and by any rights of subrogation accruing to TMCC, by reason of any indebtedness discharged by the proceeds of this Note. Without limiting the foregoing, this Note is secured by one or more deeds of trust or mortgages (collectively, "Deed of Trust") covering, among other property, the real estate provided for in the Loan Agreement. The Deed of Trust securing this Note provides that all amounts due under this Note may be made immediately due and payable in the event that, among other defaults as described in the Deed of Trust, the property described in the Deed of Trust is sold, transferred, conveyed, encumbered or otherwise alienated without TMCC's prior written consent, all as specifically set forth in the Deed of Trust.

7. The makers, endorsers, guarantors and sureties of this Note, and each of them, hereby waive diligence, all notices, including notice of intent to accelerate and notice of acceleration, demand, presentment for payment, notice of non-payment, protest and notice of protest, expressly agree that this Note, or any payment hereunder may be extended or modified from time to time, and consent to the acceptance of further security for this Note, including other types of security, and the release of security, all without in any way affecting their liability. The right to plead any and all statutes of limitations as a defense to any demand secured by the Deed of Trust or any other security securing this Note, against makers, endorsers, guarantors or sureties is expressly waived by each and all said parties.

8. If this Note is referred to an attorney for collection or legal advice following a default, or if any other judicial or nonjudicial action is instituted or an attorney is employed to reclaim, sequester, protect, preserve or enforce any interest in real property or other security for this Note, including but not limited to proceedings under the United States Bankruptcy Code or eminent domain, Borrowers agree to pay the holder's attorneys' fees and costs.

9. The duties, covenants, conditions and obligations of Borrower in this Note shall be binding obligations of Borrower's heirs, executors, administrators, personal representatives, successors and assigns.

10. Each and every party signing or endorsing this Note binds himself or herself as principal and not as surety, and each shall be jointly and severally liable hereunder.

11. This Note shall be governed by and interpreted in accordance with the laws of the State of Oregon. If any of the provisions hereof shall be determined to be invalid under applicable law, such invalidity shall not invalidate any other provision of this Note, but it shall be construed as if not containing the particular provision or provisions held to be invalid, and all rights and obligations of the parties shall be construed and enforced accordingly.

12. This Note is payable only in lawful money of the United States of America, in immediately available funds.

13. BORROWER HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF BORROWER'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS NOTE, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

14. BORROWER AND TMCC MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR TMCC TO ACCEPT THIS NOTE AND MAKE THE LOAN.

15. BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

"BORROWER":

LITHIA REAL ESTATE, INC.,

an Oregon corporation

By:
Name: Title:	Jeffrey B. DeBoer Secretary, Treasurer